UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2024

DONALDSON COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7891	41-0222640
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

1400 West 94th Street
Minneapolis, MN 55431
(Address of principal executive offices)

(952) 887-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5.00 par value	DCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2024, Donaldson Company, Inc. (the “Company”) announced the appointment of Brad Pogalz as the Company’s Chief Financial Officer, effective November 1, 2024. Mr. Pogalz succeeds Scott Robinson, who, on October 25, 2024, gave notice of his retirement from the Company, resigning from the office of Chief Financial Officer effective at the close of business on October 31, 2024, and retiring from his employment effective at the close of business on December 6, 2024.

Brad Pogalz, age 49, currently serves as the Company’s Vice President Finance – Global FP&A, EMEA Finance, a position he has held since November 2022. Prior to this, Mr. Pogalz served as the Company’s Finance Director – Europe, Middle East and Africa from December 2020 to April 2023, and Director of Investor Relations from March 2015 to December 2020.

The Company’s executive compensation program elements applicable to Mr. Pogalz in his executive officer role are described in the Compensation, Discussion and Analysis (“CD&A”) section of the Company’s Proxy Statement for its 2024 Annual Meeting of Stockholders filed with the SEC on October 2, 2024, and include: Base Salary, Annual Cash Incentive, Long-Term Equity (includes Stock Options and Performance Stock Units), Benefits, and participation in the Management Change in Control Severance Plan (the “CIC Plan”). Upon commencing his service as Chief Financial Officer, Mr. Pogalz’s annual base salary will be $500,000, his annual cash incentive target opportunity as a percentage of his base salary will be 60% (with the payout for fiscal 2025 pro-rated based on the positions he held during the year) and his long-term incentive awards for fiscal 2025 will include a performance stock unit with a grant date fair value at target of $337,500 and a non-qualified stock option with a grant date fair value of $212,436, each reflecting a pro-rated value for the balance of the fiscal year and taking into consideration a non-qualified stock option he recently received in fiscal 2025. He will also be eligible for the other benefits and perquisites for executive officers described in the CD&A.

During the transition period until his retirement from the Company, Mr. Robinson will continue to receive his current base salary of $625,000 and, per the terms of the annual cash incentive plan, will be entitled to a pro-rated payout of his annual cash incentive award, with a target of 75% of base salary, for fiscal 2025.

Item 7.01 Regulation FD Disclosure.

A copy of the press release that discusses these matters is being furnished herewith as Exhibit 99.1.

The information in the Exhibit attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1    Press Release, dated October 29, 2024, issued by Donaldson Company, Inc.

104    Cover page interactive data file (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DONALDSON COMPANY, INC.

Date:	October 29, 2024	By:	/s/ Amy C. Becker
Amy C. Becker Chief Legal Officer and Corporate Secretary